SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 2054

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2002

TRADESTATION GROUP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-31049	65-0977576

(Commission File Number)	(I.R.S. Employer Identification No.)

8050 S.W. 10th Street, Plantation, Florida 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 652-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     TradeStation Group, Inc. (the “Company”) announced today that its Board of Directors has approved a stock repurchase program authorizing the repurchase from time to time of up to 4 million shares of the Company’s common stock in the open market or through privately-negotiated transactions. Notwithstanding the adoption of the stock repurchase program, there can be no assurance that the Company will repurchase any or all of the common stock contemplated to be repurchased under such program or as to the timing thereof.

     A copy of the Company’s press release is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit No.	Exhibit Description

99	Press Release dated July 25, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADESTATION GROUP, INC.

Date: July 25, 2002	By: /s/ Salomon Sredni

Salomon Sredni, President

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release dated July 25, 2002.

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